UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011

A CLEAN SLATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21369	26-1762478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Osceola Blvd. West Palm Beach, FL 33409
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 899-3529

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

See Item 5.02 below.

Item 5.01.      Changes in Control of Registrant

See Item 5.02 below.

Item 5.02.      Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2011, the Registrant, Robert S. Goldman, and Rochelle S. Zandel entered into a Settlement and Resignation Agreement (the “Settlement Agreement”) pursuant to which, in part, Mr. Goldman resigned as CEO and director of the Registrant, effective December 23, 2011. Pursuant to the Settlement Agreement, Mr. Goldman and Ms. Zandel surrendered all 367 million of their shares of common stock (the “Shares”) in exchange for a $50,000 promissory note and eventual receipt of control of the Registrant’s subsidiary, Vigilant Legal Services.

The foregoing description is intended only as a summary of the material terms of the Settlement Agreement and is qualified in its entirety by reference to the full Settlement Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference herein.

In connection with the foregoing transaction, Richard Astrom has become the Registrant’s CEO and sole director. Furthermore, Mr. Astrom has acquired the Shares in exchange for a $50,000 reduction in the principal amount of that certain Secured Promissory Note dated April 14, 2011 in which the Registrant is obligated to Mr. Astrom.

Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits.

10.1     Settlement and Resignation Agreement dated as of December 23, 2011, by and between A Clean Slate, Inc., Robert S. Goldman and Rochelle S. Zandel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2012

A Clean Slate, Inc.

By:  /s/ Richard Astrom

Name:  Richard Astrom

Title:   President/CEO